Cornerstone Bancshares, Inc. Announces Cash Dividend
Friday, February 29, 2008 8:00 AM
- PR Newswire

Chattanooga, Tenn., February 29, 2008 /PRNewswire-FirstCall via COMTEX/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend. The dividend $.07 a share will be issued to shareholders of record as of March 14, 2008, and will be paid April 4, 2008.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches and one loan production office in Dalton, GA and one loan production office in Knoxville, TN and $450 million in assets specializing in business financial services.

Contact:
Cornerstone Bancshares, Inc., Chattanooga, TN
Frank Hughes
President & COO, Cornerstone Community Bank
PH#(423)385-3009,Fax# (423)385-3100
email: fhughes@cscb-chatt.com